Exhibit 10.1

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is effective as of July 19, 2011 by and between ENSERVCO CORPORATION, a public Delaware corporation, (the “Company”), and RICK D. KASCH (“Kasch”), sometimes collectively referred to as the “Parties.”

WITNESSETH

WHEREAS, the Company entered into an employment agreement with Kasch on July 27, 2010 (the “Agreement”); and

WHEREAS, on July 19, 2011 certain terms of the Agreement were amended at the direction of the Company’s Board of Directors and the Parties wish to memorialize those amendments as set forth herein.

NOW, THEREFORE, in consideration of the conditions and covenants set forth, it is agreed that the Agreement be and hereby is amended, effective as of July 19, 2011, so that:

A.  Paragraph 1 (“Employment”) reads as follows:

1.
Employment. Subject to the terms and conditions of this Agreement, the Company and Executive agree to enter into an employment relationship whereby Executive will serve as the Company’s President and Chief Financial Officer.  Executive will report to the Company’s Chief Executive Officer.  Executive will have such responsibilities and authority as are consistent with the offices of President and Chief Financial Officer and as may be determined from time to time by the Company’s Chief Executive Officer.  Executive is not required to devote all of his working time and efforts to the performance of services for the Company.  However, all Company performance will be to the best of Executive’s ability.

B.	Paragraph 2 (“Term of Employment”) reads as follows:

2.
Term of Employment.  Executive’s term of employment under this Agreement will commence on July 27, 2010 and continue until June 30, 2014 (the “End Date”, and such period, the “Term”), unless otherwise terminated as described in Section 5 of the Agreement.  There will not be any automatic renewal of this Agreement.  Should Executive continue to be employed following the expiration of the Term, unless Executive enters into another employment agreement, Executive acknowledges that he will at such time be considered an at-will employee.

C.	Paragraph 3a (“Base Salary”) reads as follows:

a.
Base Salary.  Beginning July 19, 2011, the Company will pay Executive during the Term an annual base salary in the amount of $225,000.00 (“Base Salary”).    Base Salary will be payable in accordance with the ordinary payroll practices of the Company.

D.	Except as specifically amended hereby the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has approved the terms of this Amendment on July 19, 2011, and the Parties have executed this Amendment to be effective as of July 19, 2011.

ENSERVCO CORPORATION

By:	Michael Herman
Michael Herman, Chief Executive Officer

Date: July 19, 2011

EMPLOYEE

By:	Rick D. Kasch
Rick D. Kasch, Chief Financial Officer

Date: July 19, 2011